                                                                     Exhibit 3.1


                         TENASKA GEORGIA PARTNERS, L.P.


                          LIMITED PARTNERSHIP AGREEMENT











                                October 29, 1999

                                TABLE OF CONTENTS


                                                                                                      PAGE NO.

Article 1 - Parties to this Agreement
      1.1   Parties......................................................................................1

Article 2 - Definitions..................................................................................2
      2.1   Certain Defined Terms........................................................................2
      2.2   Other Defined Terms..........................................................................9
      2.3   Construction.................................................................................9
      2.4   References...................................................................................9

Article 3 - Formation of the Partnership; Other Related Matters
      3.1   Formation...................................................................................10
      3.2   Name........................................................................................10
      3.3   Sole Purpose................................................................................10
      3.4   Representations and Warranties Concerning Formation of Partnership..........................10
      3.5   Offices.....................................................................................11
      3.6   Power and Authority.........................................................................11
      3.7   Regulatory Status of the Partnership........................................................11
      3.8   Filings.....................................................................................11
      3.9   Term........................................................................................12
      3.10  Limitation on Liability of Partners.........................................................12
      3.11  No Partner Responsible for Other Partner's Commitments......................................12

Article 4 - Capitalization of the Partnership and Partnership Budgets
      4.1   Capitalization of the Partnership...........................................................13
      4.2   Construction Equity Contributions; Equity Guarantees........................................13
      4.3   Development Funds...........................................................................13
      4.4   Project Guarantees..........................................................................13
      4.5   Additional Capital..........................................................................14
      4.6   Partnership Budgets.........................................................................15

Article 5 - Reimbursement and Development Funds and Distribution of
            Unspent Contingency
      5.1   Reimbursement of Development Funds..........................................................17
      5.2   Annual Fee..................................................................................17
      5.3   Distribution of Unspent Contingency.........................................................17

Article 6 - Allocations of Income, Profits and Losses and Distributions of
            Cash and Assets
      6.1   Income, Profits and Losses..................................................................19




      6.2   Distributions...............................................................................19

Article 7 - Management of the Partnership
      7.1   Managing Partner............................................................................20
      7.2   Executive Review Committee..................................................................21
      7.3   Actions Requiring Fifty-One Percent (51%) Approval or
            Consent of the ERC..........................................................................23
      7.4   Actions Requiring Ninety Percent (90%) Approval or Consent
            of the ERC..................................................................................24
      7.5   Actions Requiring Unanimous Approval or Consent of the
            General Partners............................................................................25
      7.6   Actions Requiring Unanimous Approval or Consent of the Partners.............................25

Article 8 - Services From Partners Other Than the Managing Partner
      8.1   Services Requested From Partners Other Than the Managing Partner............................26
      8.2   Billing Statement Deadline..................................................................26
      8.3   Payment Deadline............................................................................26
      8.4   Failure to Make Payment.....................................................................26
      8.5   Examination of Books and Records............................................................26

Article 9 - Accounting and Taxation
      9.1   Location of Records.........................................................................27
      9.2   Books of Account............................................................................27
      9.3   Annual Financial Statements and Tax Information.............................................27
      9.4   Interim Financial Statements................................................................27
      9.5   Taxation....................................................................................28
      9.6   Governmental Reports........................................................................28
      9.7   Inspection of Facilities and Records........................................................28
      9.8   Deposit and Withdrawal of Funds.............................................................28

Article 10 - Transfers of Partnership Interests
      10.1   Permitted Transfers........................................................................29
      10.2   Withdrawal of Transferor Partner...........................................................30
      10.3   Effect of Prohibited Transfers.............................................................30
      10.4   Transfers under a Security Interest........................................................30
      10.5   Tax Election...............................................................................30
      10.6   Pledge of Partnership Interests............................................................30

Article 11 - Admission of Additional Partners
      11.1   Permitted Admissions.......................................................................31
      11.2   Effect of Prohibited Admission.............................................................31




Article 12 - Default and Withdrawal Provisions
      12.1   Default Provisions; Withdrawal of Defaulting Partner.......................................32
      12.2   Cure Period Distributions..................................................................33
      12.3   Automatic Withdrawal.......................................................................33
      12.4   General Withdrawal Provisions..............................................................34

Article 13 - Termination of the Partnership
      13.1   Voluntary Dissolution......................................................................37
      13.2   Automatic Dissolution......................................................................37
      13.3   Avoidance of Dissolution...................................................................37
      13.4   Winding Down and Liquidation...............................................................38
      13.5   Continuance of Partnership.................................................................38

Article 14 - Miscellaneous Provisions
      14.1   Effect of Agreement........................................................................39
      14.2   Notices....................................................................................39
      14.3   Further Assurances.........................................................................40
      14.4   Applicable Law and Jurisdiction............................................................40
      14.5   Counterparts...............................................................................41
      14.6   Headings...................................................................................41
      14.7   Waiver.....................................................................................41
      14.8   Partition..................................................................................41
      14.9   Laws and Regulatory Bodies.................................................................41
      14.10  Waiver of Consequential and Punitive Damages...............................................41
      14.11  Partnership Opportunity....................................................................42
      14.12  Article and Section Numbers................................................................42
      14.13  Confidentiality Provisions.................................................................42
      14.14  Reference to Money.........................................................................44
      14.15  Severability...............................................................................44
      14.16  Agency.....................................................................................44
      14.17  Materiality................................................................................44
      14.18  Prior Agreements...........................................................................44
      14.19  Binding Effect.............................................................................45

                                             APPENDICES

APPENDIX A             Partnership Percentages

APPENDIX B             Standard Billing Practices

APPENDIX C             Representatives and Alternate Representatives to the ERC

                         TENASKA GEORGIA PARTNERS, L.P.

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


         THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement") of Tenaska Georgia Partners, L.P. (the "Partnership") is entered into by and between Tenaska Georgia, Inc. and Tenaska Georgia I, L.P. effective October 29, 1999.

         In consideration of the mutual covenants hereinafter set forth, the Parties hereby agree as follows:

                                    ARTICLE 1

                            PARTIES TO THIS AGREEMENT


1.1      PARTIES.  The Parties to this Agreement are as follows:

         (a) Tenaska Georgia, Inc. ("TENASKA GP"), a corporation organized under the laws of the State of Delaware, with its principal offices and address at 1044 North 115 Street, Suite 400, Omaha, NE 68154, which is a "General Partner" (as defined in Section 2.1) in the Partnership; and

         Tenaska Georgia I, L.P. ("TENASKA LP"), a limited partnership organized under the laws of the State of Delaware, with its principal offices and address at 1044 North 115 Street, Suite 400, Omaha, NE 68154, which is a "Limited Partner" (as defined in Section 2.1) in the Partnership.

                                                           PARTNERSHIP AGREEMENT
                                                                          Page 2


                                    ARTICLE 2

                                   DEFINITIONS


2.1      Unless  otherwise  required by the context,  the terms  defined in this
         Article 2 shall, for all purposes of this Agreement, have the respective meanings set forth below:

         "ACT" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. 1953, Section 17-101 et. seq.), as amended from time to time.

         "ADDITIONAL CAPITAL" means any capital advances, equity contribution(s), or loans made by the Partners to the Partnership other than the advance or contribution of Development Funds or Construction Equity Contributions.

         "ADDITIONAL PARTNER" means a Partner admitted to the Partnership pursuant to and in accordance with the provisions of this Agreement after the Effective Date.

         "AFFILIATE" means any Person that directly or indirectly controls, is controlled by, or is under common control with, any Person. For the purposes of this definition, (a) a Person which has a right to vote directly or indirectly more than 50% of the voting interests of a Partner shall be deemed to be in control of such Partner, (b) a Partner which has a right to vote directly or indirectly more than 50% of the voting interests of a Person shall be deemed to be in control of such Person, (c) a Person which has voting interests which are more than 50% owned or controlled by a direct or indirect Parent of a Partner shall be deemed to be under common control with such Partner, (d) a Person which has voting interests which are more than 50% owned by more than 50% of the direct or indirect owners of a Partner shall be deemed to be under common control with such Partner, and (e) the Partnership shall not be deemed to be an Affiliate of any Partner.

         "AGREEMENT" means this limited partnership agreement of Tenaska Georgia Partners, L.P., as amended, modified, supplemented, renewed, extended or restated from time to time, and any and all Appendices attached hereto.

         "ALTERNATE REPRESENTATIVE" means an alternate member of the ERC designated by each General Partner pursuant to the provisions of
         Section 7.2(a).

         "BUDGET ITEMS" means revenues, expenses, capital expenditures, cash calls and distributions.

         "BUSINESS DAY" means any day upon which national banks are open for business in Omaha, Nebraska.

                                                           PARTNERSHIP AGREEMENT
                                                                          Page 3


         "CAPACITY UPGRADE" means any capital improvements associated with increasing the electrical output capacity of the Project which are economically advantageous to the Partnership; provided such improvements do not include the installation of additional electric generator(s) beyond the Project's then current design.

         "CERTIFIED PUBLIC ACCOUNTANTS" means Arthur Andersen LLP or such other firm of independent public accountants hereafter selected from time to time by the ERC pursuant to Section 7.3(j).

         "CHAIRMAN" means the Chairman of the ERC as provided for in Section 7.2(b).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency and Intercreditor Agreement among the Partnership, the Development Authority of Heard County, Georgia, The Chase Manhattan Bank, in its capacities as Trustee, Depositary Bank and Collateral Agent as defined therein, and the agents under certain ancillary agreements described therein as the DSR LOC Reimbursement Agreement and the PPA LOC Reimbursement Agreement, including any amendments, modifications, supplements, extensions, restatements or other changes thereto from time to time.

         "COMMERCIAL OPERATION DATE" means the "Scheduled Date of Commercial Operation for the Final Units", as such term is defined in the Power Purchase Agreement.

         "COMMON AGREEMENT" means the Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms among the Partnership, The Chase Manhattan Bank, in its capacities as Trustee, Depositary Bank and Collateral Agent as defined therein, and the agents under certain ancillary agreements described therein as the DSR LOC Reimbursement Agreement and the PPA LOC Reimbursement Agreement, including any amendments, modifications, supplements, extensions, restatements or other changes thereto from time to time.

         "CONFIDENTIAL INFORMATION" has the meaning provided in Section
         14.13(d).

         "CONSTRUCTION EQUITY CONTRIBUTIONS" means collectively the Equity Contributions which the Partners are required to make to the Partnership pursuant to the Equity Contribution Agreement.

         "CONSTRUCTION EQUITY CONTRIBUTIONS DATE" means the earlier of (i) the date or dates required by the Equity Contribution Agreement or (ii) the date or dates otherwise approved by the ERC.

         "CONSTRUCTION PERIOD" means the period beginning on the date of Financial Closing and ending on the Commercial Operation Date.

                                                           PARTNERSHIP AGREEMENT
                                                                          Page 4


         "CONTRIBUTE" or "CONTRIBUTED" has the meaning provided in Section 4.5.

         "CURE PERIOD" has the meaning provided in Section 12.1(a).

         "DEFAULT AFFILIATE" has the meaning provided in Section 12.1(a).

         "DEFAULT NOTICE" has the meaning provided in Section 12.1(a).

         "DEFAULTING PARTNER" means a Partner which is in default as provided for in Section 12.1(a).

         "DEVELOPMENT FUNDS" means funds advanced by the Partners to the Partnership pursuant to Section 4.3 (and any funds expended by any Partner, or Affiliate thereof, on behalf of the Project prior to the Effective Date as the case may be) to fund the cost of the time charges, expenses, expenditures, commitment fees and deposits, cancellation fees and deposits, and other fees and deposits incurred, expended or accrued by the Partnership or any Partner or Affiliate thereof on behalf of the Partnership and included in the Partnership Budget for the Development Period.

         "DEVELOPMENT PERIOD" means the period beginning on the Effective Date and ending on the date of Financial Closing.

         "EFFECTIVE DATE" means April 16, 1998.

         "EFFICIENCY UPGRADE" means any capital improvements associated with improving the heat rate for the then existing combustion gas turbine equipment of the Project which are economically advantageous to the Partnership.

         "ELECTING PARTNER" has the meaning provided in Section 12.4(b).

         "ELECTION PERIOD" has the meaning provided in Section 12.4(a).

         "ELECTION RESULTS NOTICE" has the meaning provided in Section 12.4(b).

         "EQUITY CONTRIBUTION AGREEMENT" means the Equity Contribution Agreement among the contributing Partners, the Partnership and The Chase Manhattan Bank, as Collateral Agent, including any amendments, modifications, supplements, extensions, restatements or other changes thereto from time to time.

         "EQUITY CONTRIBUTIONS" means collectively the contribution of Construction Equity Contributions and/or Additional Capital by a Partner to the equity of the Partnership pursuant to Article 4.


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                                                           PARTNERSHIP AGREEMENT
                                                                          Page 5


         "EQUITY GUARANTEE" means a form of surety or guarantee provided by each Partner, or Affiliate thereof, in the form as required by the Senior Parties to support the obligation to make Construction Equity Contributions.

         "EQUITY OWNERSHIP PERCENTAGE" means the percentage for each Partner as set forth in Column A of Appendix A, as such may be in effect from time to time and as such may be modified pursuant to the terms of this Agreement.

         "EXECUTIVE REVIEW COMMITTEE" OR "ERC" means the executive management committee of the Partnership as further provided for in Section 7.2.

         "EXEMPT WHOLESALE GENERATOR" OR "EWG" means an entity that meets the requirements of an exempt wholesale generator pursuant to Section 32 of PUHCA.

         "FEDERAL FUNDS RATE" shall mean, for any day, a per annum rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York. The Federal Funds Rate shall be adjusted daily to reflect any change in such rate. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

         "FERC" means the Federal Energy Regulatory Commission, or its successor.

         "FINANCING" means the financing arrangement by and between the Partnership and the Senior Parties to fund the cost of developing, constructing, owning or leasing, and operating the Project as more fully described in the Common Agreement.

         "FISCAL YEAR" means the calendar year, or portion of a calendar year as may be the case in the first and last year of the Partnership's term of existence, or such other period as may be approved by the ERC.

         "FINANCIAL CLOSING" means the date when the Senior Parties have acknowledged, either in writing or by allowing loan draws, that the Partnership has satisfied all conditions precedent to drawdown on funds available for Financing.

         "GAAP" means Generally Accepted Accounting Principles as pronounced from time to time by the Financial Accounting Standards Board.

         "GENERAL PARTNER" means Tenaska GP and any other Person which is admitted to the Partnership as a general partner pursuant to and in accordance with this Agreement.

         "INTEREST RATE" means the lesser of (a) prime lending rate quoted by The Chase Manhattan Bank for loans having a maturity of ninety (90) days or less as reported in THE WALL

                                                           PARTNERSHIP AGREEMENT
                                                                          Page 6


         STREET JOURNAL on the first Business Day of each calendar quarter plus eight hundred (800) basis points or (b) the highest rate allowed by applicable law.

         "LIMITED PARTNER" means TENASKA LP and any other Person admitted to the Partnership as a limited partner pursuant to and in accordance with this Agreement.

         "MANAGING PARTNER" means TENASKA GP, or a substitute Managing Partner as the case may be pursuant to Section 7.1(b).

         "MATERIAL CONTRACT" means any written agreement entered into, or contemplated to be entered into, by the Partnership which obligates the Partnership to expend more than five hundred thousand dollars ($500,000); EXCLUDING, however, agreements related to the ordinary day-to-day business activities of the Partnership, including but not limited to agreements related to insurance, spare parts, chemical supplies, day-to-day or month-to-month fuel management, or short-term cash management.

         "NON-ELECTING PARTNER" has the meaning provided in Section 12.4(b).

         "OPERATING PERIOD" means the period which begins immediately after the "Date of Commercial Operation" as such term is defined in the Power Purchase Agreement and continues until the Partnership is terminated, dissolved and liquidated in accordance with this Agreement.

         "PARENT" means any Person which owns directly or indirectly more than fifty percent (50%) of the outstanding voting stock of a Partner or other form of voting equity interests in a Partner.

         "PARTIES" has the meaning provided in Section 1.

         "PARTNER" means each of the Parties executing this Agreement, and any Additional Partner which is admitted to the Partnership pursuant to and in accordance with this Agreement.

         "PARTNERSHIP" means the Delaware limited partnership named Tenaska Georgia Partners, L.P. formed as of April 16, 1998 and existing pursuant to the provisions of this Agreement.

         "PARTNERSHIP BUDGETS" means collectively the capital and operating budgets for the Partnership which are established pursuant to Section
         4.6 and which include (i) the budget for the Development Funds incurred, expended or accrued prior to the Effective Date and the Development Funds to be incurred, expended or accrued during the Development Period (the "Partnership Budget for the Development Period"), (ii) the budget for construction costs and Development Funds to be incurred, expended or accrued during the Construction Period (the "Partnership Budget for the Construction Period"), and (iii) the operating plan budget for each Fiscal Year which reflects Budget

                                                           PARTNERSHIP AGREEMENT
                                                                          Page 7


         Items expected to be incurred, expended, accrued or realized during the Operating Period.

         "PARTNERSHIP INTEREST" means a Partner's equity interest in the Partnership comprised of the Partnership Percentages associated with such equity interest and any other rights, title and obligations associated with such equity interest that may exist pursuant to this Agreement.

         "PARTNERSHIP PERCENTAGES" means collectively a Partner's Equity Ownership Percentage and Voting Interest Percentage as set forth in Appendix A as such may be in effect from time to time and as such may be modified pursuant to the terms of this Agreement.

         "PERMITTED TRANSFER" has the meaning provided in Section 10.1.

         "PERSON" means an individual, corporation, limited liability company, voluntary association, joint stock company, business trust, partnership, agency or other entity.

         "PLEDGE AGREEMENTS" means collectively the Partner Pledge and Security Agreement made by each of the Partners in favor of The Chase Manhattan Bank, as Collateral Agent, and provided as additional security for the Senior Debt, including any amendments, modifications, supplements, extensions, restatements or other changes to any of the foregoing from time to time.

         "POWER PURCHASE AGREEMENT" means the "Power Purchase Agreement" by and between the Partnership and PECO Energy Company dated August 24, 1999, providing for the sale and purchase of the electrical output of the Project, as thereafter amended, modified, supplemented, renewed, extended or restated from time to time.

         "PRIMARY TERM" has the meaning provided in Section 3.9.

         "PROJECT" means the real, personal and mixed property (whether tangible or intangible), comprising the approximately 936 MW gas-fired simple-cycle electric generating plant located in Heard County, Georgia which is to be owned or leased and operated by the Partnership for the generation and sale of electric power.

         "PROJECT CONTRACT" means any agreement relating to the Project to which the Partnership is a party.

         "PROJECT COSTS" means the sum of Development Funds, construction costs and all other costs and expenditures incurred, expended or accrued by the Partnership, or by any Partner or Affiliate thereof on behalf of the Partnership, in connection with the development, financing, testing, construction and initial operation of the Project which are set forth in the Partnership Budget for the Construction Period.

                                                           PARTNERSHIP AGREEMENT
                                                                          Page 8


         "PROJECT GUARANTEES" means guarantees or surety instruments provided to or on behalf of the Partnership (which may be in the form of corporate guarantees, letters-of-credit, cash escrows, security deposits or other forms acceptable to the Person(s) requiring such guarantees or surety instruments) to cover any surety and guarantee requirements as may be required as part of the development, construction and/or operation of the Project.

         "PRUDENT GENERATOR PRACTICES" means any of the practices, methods and acts engaged in or approved by a significant portion of the independent power industry in the United States during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in the light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Generator Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be within a spectrum of acceptable practices, methods and acts, having due regard for, among other things, manufacturers' warranties, contractual obligations, the requirements or guidance of governmental authorities of competent jurisdiction, applicable laws, applicable North American Electric Reliability Council (or similar or successor organizations) policies, the requirements of insurers, and the requirements of the Power Purchase Agreement.

         "PRUDENT OPERATING COSTS" means, collectively, those costs and expenditures which are incurred, expended or accrued in connection with
         (i) the operation of the Project in accordance with Prudent Generator Practices, (ii) a Capacity Upgrade, and/or (iii) an Efficiency Upgrade.

         "PUHCA" means the Public Utility Holding Company Act of 1935 and any regulations promulgated thereunder, and any successor laws and regulations.

         "REPLACEMENT GUARANTEE" has the meaning provided in Section 12.4(a).

         "REPRESENTATIVE" means a member of the ERC designated by a General Partner pursuant to the provisions of Section 7.2(a).

         "SENIOR DEBT" has the meaning provided in the Common Agreement.

         "SENIOR PARTIES" means holders of Senior Debt.

         "STANDARD BILLING PRACTICES" means the rate and methodology as calculated and set forth in Appendix B.

         "TRANSFER" has the meaning provided in Section 10.1.

         "UNSPENT CONTINGENCY" means the aggregate amount of funds transferred to the Partnership Distribution Fund (as defined in the Collateral Agency Agreement) pursuant

                                                           PARTNERSHIP AGREEMENT
                                                                          Page 9


         to Section 3.2 of the Collateral Agency Agreement which are (or have met all of the conditions for being) transferred to, or as directed by, the Partnership pursuant to the Collateral Agency Agreement.

         "VOTING INTEREST PERCENTAGE" means the Voting Interest Percentage, as applicable, for each Partner as set forth in Column B of Appendix A, as such may be in effect from time to time and as such may be modified pursuant to the terms of this Agreement.

         "WEIGHTED VOTING INTEREST" means each eligible ERC member's vote weighted by multiplying the Voting Interest Percentage of the General Partner it represents by the percentage determined by dividing the Voting Interest Percentage of the General Partner it represents by the aggregate Voting Interest Percentages of all the General Partners represented in such vote of ERC members which are eligible to vote, with each ERC member's voting eligibility determined pursuant to
         Section 7.2(d).

         "WITHDRAWAL INTEREST" has the meaning provided in Section 12.4(a).

         "WITHDRAWAL NOTICE" has the meaning provided in Section 12.1(a) or 12.3.

         "WITHDRAWN PARTNER" means a Partner which has become withdrawn from the Partnership pursuant to this Agreement.

         "WITHDRAWN PARTNER OBLIGATIONS" has the meaning provided in Section 12.4(a).

2.2 OTHER DEFINED TERMS. Other capitalized terms used in this Agreement and not defined in Section 2.1 shall have the meanings indicated throughout this Agreement.

2.3 CONSTRUCTION. The words "HEREOF", "HEREIN", "HERETO", and "HEREUNDER", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

2.4 REFERENCES. Unless otherwise specified, references in this Agreement to "SECTIONS", "SUBSECTIONS", "ARTICLES", or "APPENDICES" refer to the sections, subsections or articles in this Agreement or to the appendices attached to this Agreement, respectively.

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 10


                                    ARTICLE 3

                          FORMATION OF THE PARTNERSHIP;
                              OTHER RELATED MATTERS


3.1      FORMATION. The Partnership was formed on April 16, 1998 pursuant to the
         Act.

3.2 NAME. The name of the Partnership shall be Tenaska Georgia Partners, L.P. and all business of the Partnership shall be conducted in such name or such other name as the ERC shall approve. The Managing Partner shall execute, file and amend, or cause the General Partners to execute, file and amend, limited partnership certificates with such governmental authorities as may be necessary in connection with the business of the Partnership.

3.3 SOLE PURPOSE. The sole purpose of the Partnership shall be to plan, design, develop, finance, construct, own or lease, operate and maintain the Project and conduct any activities reasonably related thereto. The Partnership shall be authorized to engage in other activities only as approved by the unanimous consent of the General Partners pursuant to
         Section 7.5(c) and only to the extent permitted by the Common Agreement as long as any Senior Debt is outstanding.

3.4 REPRESENTATIONS AND WARRANTIES CONCERNING FORMATION OF PARTNERSHIP. Each Partner represents and warrants to the other Partners and to the Partnership that:

         (a) at the time of its admission to the Partnership, the execution and delivery of this Agreement, the formation or continuation of the Partnership, as the case may be, with respect to such Partner, and the performance of its obligations hereunder will not (i) contravene or conflict with the charter, by-laws, limited liability company agreement or partnership agreement of such Partner, (ii) contravene, conflict with or constitute a default under any indenture, mortgage, instrument or other agreement of such Partner, or (iii) contravene, conflict with or constitute a default in respect of any order of any court, commission or governmental agency applicable to such Partner;

         (b) the execution and delivery of this Agreement has been duly authorized and this Agreement, when executed and delivered by such Partner, will be its valid and binding agreement, enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

         (c) it is a corporation, limited liability company, or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 11


         its creation, and will do or cause to be done for as long as it is a Partner, all things necessary to continue such status.

3.5 OFFICES. The principal offices of the Partnership shall be located at 1044 North 115 Street, Suite 400, Omaha, Nebraska 68154, or at such other place as the ERC may, from time to time, determine. The registered office of the Partnership in the State of Delaware is at 1013 Centre Road, Wilmington, Delaware 19805, and the name of the registered agent for service of process in such state is Corporation Service Company, or such other registered office and/or registered agent as the ERC may, from time to time, determine. Written notice of any change in such offices shall be given to each Partner by the Managing Partner.

3.6 POWER AND AUTHORITY. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in this Article 3 and for the protection and benefit of the Partnership. The Partnership shall have the power and authority to plan, develop, design, secure permits and regulatory approvals, finance, construct, own or lease, and operate the Project. In addition, the Partnership shall have the power and authority to own or lease the property on which the Project is located and to receive assignment of various documents relating to the development, construction and operation of the Project. The Partnership also shall have the authority to enter into and perform its obligations under the Common Agreement and all other Transaction Documents (as defined in the Common Agreement) to which it is a party. The Managing Partner is hereby authorized to execute, deliver and perform the Common Agreement and all other Transaction Documents on behalf of the Partnership notwithstanding any other provision of this Agreement.

3.7 REGULATORY STATUS OF THE PARTNERSHIP. The Partnership shall seek a determination from the FERC that the Partnership is an Exempt Wholesale Generator (EWG) and thereafter shall register such determination with the Georgia Public Utility Commission. The Partnership shall also seek to have FERC authorize the Partnership to sell power under a market-based rate schedule under Section 205 of the Federal Power Act. Each Partner agrees to cooperate with the Partnership in all reasonable and necessary ways to ensure that the Partnership does not lose its EWG status and to ensure that the Partnership and each Partner does not become a holding company under PUHCA. Each Partner further agrees to refrain from activities which would threaten to cause, or would cause, loss or revocation of the Partnership's EWG status or cause the Partnership or any Partner to become a holding company under PUHCA.

3.8      FILINGS.

         (a) The Managing Partner shall take any and all actions reasonably necessary to register and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware and any other states or jurisdictions in which the Partnership

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                                                           PARTNERSHIP AGREEMENT
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         engages in business and otherwise to qualify the Partnership to engage in business in all such jurisdictions. The Managing Partner shall cause amendments to the certificate of limited partnership of the Partnership to be filed whenever required by the Act and/or such other laws. The Managing Partner is hereby authorized to execute such amendments on behalf of the Partnership and the Partners.

         (b) Upon the dissolution of the Partnership, the Managing Partner shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and other filings required under the laws of any other states or jurisdictions in which the Partnership conducts business.

3.9 TERM. The term of the Partnership commenced on the filing of a certificate of limited partnership with the Secretary of State in the State of Delaware, and shall continue until December 31, 2050 (the "Primary Term"), subject to the earlier winding up and liquidation of the Partnership and its business under Article 13 following an event of dissolution described in Article 13.

3.10 LIMITATION ON LIABILITY OF PARTNERS. No Limited Partner shall have any personal liability for Partnership losses, deficits, liabilities or obligations, such Limited Partner's obligations being only to the Partnership for the amount contributed or committed to be contributed by such Limited Partner to the capital of the Partnership in accordance with this Agreement. Subject to the provisions of applicable law, no General Partner shall be liable to third persons for Partnership losses, deficits, liabilities or obligations, except as otherwise expressly agreed to in writing by such General Partner or as otherwise expressly provided for in this Agreement, unless the assets of the Partnership shall first be exhausted. In the event that the Partnership's assets are exhausted, each General Partner's share of the Partnership losses, deficits, liabilities or obligations shall be limited to the ratio of its Equity Ownership Percentage to the total Equity Ownership Percentages of all General Partners. The General Partners shall have the right of contribution against each other to give effect to the foregoing. The General Partners shall not have any personal liability for repayment of the capital contributions of any Limited Partner.

3.11 NO PARTNER RESPONSIBLE FOR OTHER PARTNER'S COMMITMENTS. Neither the Partnership nor any Partner shall be liable for any debt, obligation or liability of any other Partner (the "incurring Partner") incurred either before or after execution of this Agreement, except for those debts, obligations or liabilities expressly assumed in writing by the Partnership or other Partner under and pursuant to the terms and conditions of this Agreement, and each incurring Partner hereby indemnifies and agrees to hold harmless the Partnership and each other Partner from all debts, obligations and liabilities of the incurring Partner not so assumed by the Partnership or such other Partner.


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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 13


                                    ARTICLE 4

                        CAPITALIZATION OF THE PARTNERSHIP
                             AND PARTNERSHIP BUDGETS


4.1 CAPITALIZATION OF THE PARTNERSHIP. Each Partner hereby commits to contribute, provide or advance to the Partnership the Equity Guarantees, Equity Contributions, Development Funds, and Project Guarantees as described in this Article 4. Except to the extent expressly provided in this Article 4, the Partners shall not be obligated to advance, contribute, loan or provide any Additional Capital to the Partnership.

4.2      CONSTRUCTION EQUITY CONTRIBUTIONS; EQUITY GUARANTEES.

         (a) CONSTRUCTION EQUITY CONTRIBUTIONS. On each Construction Equity Contributions Date, each Partner shall contribute to the Partnership Construction Equity Contributions in an amount equal to its Equity Ownership Percentage multiplied by the aggregate amount of Construction Equity Contributions required to be contributed by all of the Partners on such Construction Equity Contributions Date pursuant to the Equity Contribution Agreement.

         (b) EQUITY GUARANTEES. On the earlier of (i) the date of Financial Closing, (ii) the date otherwise required by the Senior Parties, or
         (iii) the date otherwise approved by the ERC, each Partner shall provide to the Partnership or the Senior Parties an Equity Guarantee in an amount equal to its Equity Ownership Percentage multiplied by the aggregate amount of Construction Equity Contributions required to be contributed by all of the Partners pursuant to the Equity Contribution Agreement.

4.3 DEVELOPMENT FUNDS. Each Partner commits that it will advance Development Funds to the Partnership as requested by the Managing Partner, subject to the Partnership Budget. Within seven (7) days after receipt of a written request from the Managing Partner, each Partner shall advance Development Funds in an amount equal to its Equity Ownership Percentage multiplied by the aggregate amount of such Development Funds requested to be advanced by all of the Partners, subject to the Partnership Budget.

4.4 PROJECT GUARANTEES. Each Partner commits that it will provide Project Guarantees to or on behalf of the Partnership as requested by the Managing Partner, subject to ERC approval or as otherwise required under a Project Contract. Within seven (7) days after receipt of a written request from the Managing Partner, each Partner shall provide Project Guarantees to or on behalf of the Partnership in an amount equal to its Equity Ownership Percentage multiplied by the aggregate amount of Project Guarantees required to be provided by all of the Partners, subject to ERC approval or as required under a Project Contract.

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 14


4.5 ADDITIONAL CAPITAL. Additional Capital for Prudent Operating Costs shall be obtained by the Partnership, or contributed, advanced, loaned or otherwise provided (collectively, "Contribute" or "Contributed", as the case may be) by the Partners, as set forth in this Section 4.5. Any Additional Capital for other than Prudent Operating Costs shall require ERC approval pursuant to Section 7.3(b).

         (a) Upon the Managing Partner's determination that Prudent Operating Costs are required, then, notwithstanding that the Partnership Budget may not include such Prudent Operating Costs, the Managing Partner is hereby authorized to incur, expend or accrue such Prudent Operating Costs. To the extent that Partnership cash reserves are inadequate to fund such Prudent Operating Costs, the Managing Partner is hereby authorized: first, to obtain such funds through credit facilities from third parties on commercially reasonable terms and secured by Partnership assets; and second, to the extent such third party credit facilities are unavailable, to request such funds be Contributed by the Partners, in whatever form the Managing Partner so elects in its sole discretion.

         (b) A Partner shall have the right to decline to Contribute requested funds for Prudent Operating Costs in its sole discretion. Within seven
         (7) days after receipt of the written request from the Managing Partner for such funds, each Partner shall advise the Partnership of its election to Contribute, or of its election NOT to Contribute, the requested funds for Prudent Operating Costs. Partners which so elect to Contribute such requested funds for Prudent Operating Costs are referred to individually as a "Contributing Partner" and collectively as the "Contributing Partners". Partners which decline (including by failure to timely advise the Partnership of an election to Contribute) to Contribute such requested funds for Prudent Operating Costs are referred to individually as a "Non-Contributing Partner" and collectively as the "Non-Contributing Partners".

         (c) Within seven (7) days after receipt of the written request from the Managing Partner for such funds, the Contributing Partners shall each Contribute requested funds for Prudent Operating Costs, or if the Managing Partner specifically requests, the Contributing Partners shall each provide credit facilities or other credit support for Prudent Operating Costs, in each case in an amount equal to the Contributing Partner's pro rata share of such requested funds (based on the proportion which its Equity Ownership Percentage represents of the aggregate Equity Ownership Percentages of all Contributing Partners).

         (d) In the event that funding pursuant to this Section 4.5 is Contributed by some but not all of the Partner(s), then each Contributing Partner is hereby assigned (pro rata, based on the proportion which each Contributing Partner's Equity Ownership Percentage represents of the aggregate Equity Ownership Percentages of all Contributing Partners) all payments and/or distributions from the Partnership that would otherwise be made to the Non-Contributing Partners pursuant to this Agreement, including but not limited to Sections 5.1, 5.2, 5.3, 5.4 or 6.2, until (i) the Contributing Partner(s) have been repaid the

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 15


         sums which it or they have Contributed to the Partnership for Prudent Operating Requirements in the place of the Non-Contributing Partners, plus (ii) interest at the Interest Rate on such sums from the date such sums were Contributed until the date the Contributing Partner(s) have been repaid in full.

         (e) In the event that funding pursuant to this Section 4.5 is made by some but not all of the Partners and is made in the form of credit facilities or other credit support provided by a Contributing Partner, then each Contributing Partner is hereby assigned (pro rata, based on the proportion which each Contributing Partner's Equity Ownership Percentage represents of the aggregate Equity Ownership Percentages of all Contributing Partners) all payments and/or distributions from the Partnership that would otherwise be made to the Non-Contributing Partners pursuant to this Agreement, including but not limited to Sections 5.1, 5.2, 5.3, 5.4 or 6.2, until (i) the Contributing Partners have been compensated to date for such credit facilities or other credit support (to the extent not drawn on) for the duration of that support at an annual rate, equal to the Interest Rate less the Federal Funds Rate, multiplied by the total amount of such commitment and (ii) the Contributing Partners have been reimbursed to date for any draws on such credit facilities or other credit support plus interest at the Interest Rate on such sums from the date drawn.

4.6 PARTNERSHIP BUDGETS. Expenditures made by or on behalf of the Partnership shall be limited to the total amounts reflected in each Partnership Budget unless otherwise authorized by this Agreement or by the ERC, and shall not be subject to monthly, yearly, line item or other intermittent amounts if so reflected; provided, however, that the Managing Partner shall undertake in good faith to manage the day-to-day Partnership operations within such monthly, yearly, line item or other intermittent amounts to the fullest extent reasonably practicable.

         (a) DEVELOPMENT PERIOD. The Partnership Budget for the Development Period shall be as approved by the ERC.

         (b) CONSTRUCTION PERIOD. The Partnership Budget for the Construction Period shall be the budget for Project Costs as approved by the Senior Parties and included as part of the Common Agreement.

         (c) OPERATING PERIOD. The Partnership Budget for the initial Fiscal Year of the Operating Period shall be as approved by the ERC. For each succeeding Fiscal Year during the Operating Period, a proposed Partnership Budget shall be prepared by the Managing Partner for each Fiscal Year during the Operating Period and submitted to the ERC for its approval on or before the 15th day of the third calendar month preceding each Fiscal Year. The ERC shall undertake in good faith to approve such proposed Partnership Budget, with such modifications thereto, if any, as the ERC may deem appropriate, prior to the commencement of each Fiscal Year. In the event that the ERC does not in any Fiscal Year approve a proposed Partnership Budget, with such modifications thereto, if any, as the ERC may deem appropriate, prior to and for the ensuing Fiscal Year, or if no

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 16


         Partnership Budget is proposed, then a Partnership Budget which includes and reflects the following items shall automatically be deemed approved by the ERC (and for all purposes of this Agreement shall be considered a Partnership Budget approved by the ERC) and become the effective Partnership Budget on January 1 of the ensuing Fiscal Year and shall remain in effect during such ensuing Fiscal Year unless and until the ERC thereafter approves a different Partnership Budget for such ensuing Fiscal Year:

         (i) Budget Items which are directly related, based upon or connected with Project Contracts, in amounts equal to that reflected for such Budget Items under such Project Contracts for the ensuing Fiscal Year;

         (ii) annually recurring Budget Items which are not directly related to, based upon or connected with Project Contracts, in amounts equal to that reflected for such Budget Items in the Partnership Budget for the then current Fiscal Year, annualized if the then current Fiscal Year is a partial year, and escalated by four percent (4%); and

         (iii) non-recurring or extraordinary Budget Items in amounts based on the long-term maintenance program for the Project including scheduled outages.


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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 17


                                    ARTICLE 5

                       REIMBURSEMENT OF DEVELOPMENT FUNDS
                     AND DISTRIBUTION OF UNSPENT CONTINGENCY

5.1 REIMBURSEMENT OF DEVELOPMENT FUNDS. Upon Financial Closing, all Development Funds advanced by the Partners, either pursuant to the Partnership Budget or otherwise as approved by the ERC, shall be reimbursable, due and payable to the Partners on a pro rata basis based on the percentages determined by dividing the amount of Development Funds that each Partner has advanced to the Partnership by the aggregate amount of Development Funds advanced by all of the Partners. Such reimbursements shall be paid out of and from the initial drawdown of funds from the Financing; and if sufficient funds are not available out of the initial drawdown of funds from the Financing to reimburse in full all of the Development Funds due and owing to the Partners, the remaining amount of such Development Funds due to be reimbursed to the Partners shall be paid out of the subsequent drawdown of funds from the Financing; and if sufficient funds are not available out of such subsequent drawdowns, then out of and from the first available cash of the Partnership before any distributions are made to the Partners pursuant to Sections 5.2, 5.3 or 6.2. Any Development Funds not previously reimbursed shall be reimbursed upon liquidation of the Partnership.

5.2 ANNUAL FEE. The Partnership shall pay an Annual Fee to TENASKA GP, or its designee, throughout the life of the Project as part of the operations and maintenance expense of the Project. The initial Annual Fee shall be three hundred fifty thousand dollars ($350,000) and shall be due and payable on the date of Financial Closing; thereafter the Annual Fee shall escalate at five percent (5%) per annum, and shall be due and payable on January 1 of each subsequent calendar year following the date of Financial Closing until the Project is terminated. As an accommodation to the Financing, TENASKA GP hereby waives payment of the Annual Fee during the Construction Period and through 2009 of the Operating Period. As a result, the Annual Fee in an amount equal to five hundred ninety-eight thousand six hundred eighteen dollars and seventy-eight cents ($598,618.78) shall commence being due and payable to TENASKA GP or its designee on January 1, 2010 and such amount shall thereafter escalate at five percent (5%) per annum, and continue to be due and payable on January 1 of each subsequent calendar year until the Project is terminated.

5.3 DISTRIBUTION OF UNSPENT CONTINGENCY. Subject to the Common Agreement, an amount equal to the Unspent Contingency, if any, shall be distributed to TENASKA GP and TENASKA LP as a return of capital on the earliest date or dates that the funds constituting such Unspent Contingency are transferred to or at the direction of the Partnership pursuant to the Collateral Agency Agreement. The Unspent Contingency, if any, shall be distributed to TENASKA GP and TENASKA LP in accordance with their

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 18


         respective Equity Ownership Percentages. Any Unspent Contingency not previously distributed shall be distributed upon liquidation of the Partnership.

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 19


                                    ARTICLE 6

                    ALLOCATIONS OF INCOME, PROFITS AND LOSSES
                      AND DISTRIBUTIONS OF CASH AND ASSETS


6.1 INCOME, PROFITS AND LOSSES. Except as otherwise provided in this Agreement, all revenue, expense and capital items including, but not limited to, income and expenses from operations, interest income and expense, insurance settlements, cash received from or paid for transactions of a capital nature such as refinancing or sale or purchase of assets, debt service, depreciation, amortization, federal, state and local taxes, if any, paid by the Partnership, tax adjustment and preference items related to the calculation of federal, state and local alternative minimum tax, if applicable, and federal, state and local tax credits shall be allocated among the Partners in accordance with each Partner's respective Equity Ownership Percentage.

6.2 DISTRIBUTIONS. Subject to Article 5 and the terms of the Common Agreement, the Partnership shall seek to maximize cash distributions to the Partners. Except as otherwise provided in this Agreement, distributions of cash or other assets of the Partnership (to the extent that such cash or assets are not required for operations) shall be made to the Partners (other than a Defaulting Partner or Withdrawn Partner) as prescribed in such aggregate amounts and at such times as shall be recommended by the Managing Partner and as are permitted pursuant to the provisions of the Common Agreement, unless such distributions would violate or result in a default under any agreement of the Partnership or applicable law. Except as otherwise provided in this Agreement, all distributions of cash or other assets shall be made to the Partners in accordance with each Partner's respective Equity Ownership Percentage.

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 20


                                    ARTICLE 7

                          MANAGEMENT OF THE PARTNERSHIP


7.1      MANAGING PARTNER.

         (a) The day-to-day management, operations, affairs and business of the Partnership shall be the responsibility of the Managing Partner which shall have the authority to do all things necessary to carry out its responsibilities as provided in this Agreement; subject, however, to certain consent or approval requirements of the ERC or the Partners as specifically provided in this Agreement. The Managing Partner shall report fully to the ERC at each meeting of the ERC. Except as otherwise specifically provided in this Agreement, no Partner shall have authority to act for or assume any obligation or responsibility on behalf of the Partnership without the prior grant of authority, direction or approval from the Managing Partner.

         (b) For "cause" and only for "cause", and subject to Section 7.2(d), upon the unanimous vote of the General Partners, excluding the vote of the Managing Partner and any Partner which is an Affiliate of the Managing Partner, the Managing Partner may be removed as Managing Partner. For the purpose of this Section 7.1(b), "cause" shall mean (i) the material breach by Managing Partner of any of its obligations under this Agreement which result in material loss or injury to the Partnership and which is not cured within thirty (30) days after the Managing Partner has received written notice of such breach, or (ii) any action or inaction by the Managing Partner which constitutes willful misconduct, fraud, or gross negligence by the Managing Partner and which results in material loss or injury to the Partnership. In the event that the Managing Partner is to be removed, the removal shall not be effective until a substitute Managing Partner has been appointed. Subject to Section 7.2(d), a substitute Managing Partner, which shall be a General Partner of the Partnership, shall be appointed only upon approval by the ERC, with the Representative or Alternate Representative of the Managing Partner that is to be removed, and of any General Partner which is an Affiliate of the Managing Partner that is to be removed, having a vote in such appointment; provided, however, if a substitute Managing Partner has not been appointed within one hundred eighty (180) days after the date that the initial vote of the ERC was taken to appoint a substitute Managing Partner and during such one hundred eighty (180) day period the Representative or Alternate Representative of the Managing Partner that is to be removed, or of any General Partner which is an Affiliate of the Managing Partner that is to be removed, has not cast an affirmative vote for any proposed substitute Managing Partner, the Representative or Alternate Representative of the Managing Partner that is to be removed, and of any General Partner which is an Affiliate of the Managing Partner that is to be removed, shall NOT have a vote in appointing its substitute Managing Partner. The right to remove the Managing Partner under this
         Section 7.1(b) shall be exercised by providing the Managing Partner with a written notice which specifies the "cause" for which the Managing Partner

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                                                           PARTNERSHIP AGREEMENT
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         is to be removed. Such written notice must be provided to the Managing
         Partner within thirty (30) days after the date such "cause" for removal has become known to any General Partner. If the Managing Partner does not receive such written notice within such time period, the Managing Partner may not be removed in respect of such "cause" for removal which has become known to a General Partner.

         (c) The Partnership shall reimburse the Managing Partner in accordance with the Standard Billing Practices for all reasonable time charges, expenses and costs it incurs in managing the operations, affairs and business of the Partnership, subject to the Partnership Budget in effect from time to time. Each Partner shall, at its own expense, have the right at all times during normal business hours to examine the books and records of the Managing Partner to the extent necessary to verify the accuracy of any statement, charge, computation or demand made by the Managing Partner under or pursuant to this Section 7.1(c). Such right may be exercised through any agent or employee of such examining Partner or by an independent public accountant, attorney or other consultant so designated by such examining Partner subject to the confidentiality provisions set forth in Section 14.13.

7.2      EXECUTIVE REVIEW COMMITTEE.

         (a) The Executive Review Committee ("ERC") shall have the primary authority in respect of the material affairs, policies and decisions of the Partnership pursuant to this Section 7.2 and as provided in Sections 7.3 and 7.4 and as may otherwise be provided in this Agreement. The members of the ERC shall be one Representative of each General Partner, designated from time to time by each such General Partner by written notice to each other General Partner and the Partnership. By like notice, each General Partner may designate an Alternate Representative which shall have authority to act in the absence of its Representative. By execution of this Agreement, each General Partner hereby gives notice to each other General Partner and the Partnership that its Representative and Alternate Representative designees are as set forth in Appendix C. A General Partner may at any time, by written notice to all other General Partners and to the Partnership, remove its Representative or Alternate Representative designees from the ERC by designating a new Representative and/or Alternate Representative. The designees set forth in Appendix C shall serve in such capacity until such time as their respective successors are designated. Any participation or action (including the execution of any documents) by an Alternate Representative of a General Partner shall be deemed to be the act of the Representative of such General Partner for which such Alternate Representative is permitted to act without any evidence of the absence or unavailability of such Representative.

         (b) The Chairman of the ERC shall be the Representative of the Managing Partner or, in the absence of such Representative, the Alternate Representative of the Managing Partner. There shall be a secretary of the ERC which shall be selected by the Managing Partner. The Person selected may or may not be a member of the ERC.

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                                                           PARTNERSHIP AGREEMENT
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         (c) The Chairman shall preside at all meetings of the ERC. The ERC shall meet quarterly in person or by teleconference call. Special ERC meetings may be called at the request of any General Partner. All meetings of the ERC shall be held upon not less than seven (7) days prior written notice from the Partnership to each General Partner; and in the event a special ERC meeting is requested by a General Partner, the notice shall set forth with particularity the purpose of such special ERC meeting. All notices for ERC meetings shall set forth the time, the place, and the manner in which the ERC meeting is to be held. Attendance or participation by an ERC Representative or Alternate Representative at an ERC meeting shall constitute a waiver of any required notice of such ERC meeting. Written minutes for each ERC meeting shall be recorded by the secretary of the ERC and provided to the members of the ERC for approval no later than two (2) weeks prior to the next scheduled quarterly ERC meeting.

         (d) Subject to this Section 7.2(d) and except as otherwise provided by this Agreement, the ERC shall act upon the affirmative vote, approval or consent of fifty-one percent (51%) of the Weighted Voting Interests of the General Partners represented on the ERC. Any action that may be taken by the ERC may be taken without a notice and/or a meeting of the ERC if written consents setting forth such action are signed by ERC Representatives or Alternate Representatives which have sufficient Weighted Voting Interests to have approved the action if a meeting of the ERC had been held. Any action that may be taken by the Partners (whether the General Partners, the Limited Partners, or all Partners, as the case may be) may be taken without a notice and/or a meeting of such Partners if written consents setting forth such action are signed by the Partners whose approval or consent would have been sufficient to have approved the action if a meeting of such Partners had been held. Notwithstanding any provision in this Agreement to the contrary, no Defaulting Partner, nor its Representative or Alternate Representative on the ERC, if applicable, shall be eligible to vote on, consent to, approve or participate in matters or actions before the ERC or the Partners for so long as it is a Defaulting Partner.

         (e) To the extent the provisions of this Section 7.2(e) are not in contravention of requirements of law which cannot be modified by agreement of the Partners, the Partnership shall indemnify and save harmless the Representatives and Alternative Representatives of the ERC, the Managing Partner, any Partner performing services pursuant to
         Section 8.1, and Affiliates, directors and officers of any of the foregoing (as required by and to the full extent permitted by the Act) against all actions, claims, demands, costs and liabilities arising out of the good faith acts (or good faith failure to act) of such Persons within the scope of their authority in the course of the Partnership's business or pursuant to this Agreement, and such Persons shall not be liable for any obligations, liabilities or commitments incurred by or on behalf of the Partnership as a result of any such acts or failure to act even though caused or alleged to be caused by the negligence or fault of any such Person or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of such Person or its agents against the consequences of their own negligence; provided,

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 23


         however, such indemnification shall not apply to any Person to the extent that their action or inaction constitutes willful misconduct, fraud, or gross negligence resulting in a material loss or injury to the Partnership.

7.3 ACTIONS REQUIRING FIFTY-ONE PERCENT (51%) APPROVAL OR CONSENT OF THE ERC. Subject to Section 7.2(d) and except as otherwise provided herein, the approval or consent of fifty-one percent (51%) of the Weighted Voting Interests of the General Partners represented on the ERC shall be necessary before any of the following actions can be taken by or on behalf of the Partnership:

         (a) establishing, amending or modifying a Partnership Budget, except as provided in Section 4.6;

         (b) requesting the Partners to contribute or advance Additional Capital or to provide credit facilities or other credit support, except as permitted without ERC approval under Section 4.5;

         (c) making, incurring, issuing or assuming any of the following (a "Disbursement or Obligation") in each case involving a dollar amount of more than five hundred thousand dollars ($500,000): making any expenditure; lending or borrowing money; incurring any expense; executing agreements; or incurring, assuming or guaranteeing any obligation, or contracting for indebtedness or other liability, or securing the same by mortgage, deed of trust, or other lien or encumbrance; EXCEPT when any such Disbursement or Obligation is made, incurred, issued or assumed pursuant to (i) any Material Contract which has been approved by the ERC, (ii) any applicable Partnership Budget approved by the ERC, (iii) Section 4.5 as permitted thereunder without ERC approval, or (iv) the ordinary day-to-day business activities of the Partnership, including but not limited to agreements related to insurance, spare parts, chemical supplies, day-to-day or month-to-month fuel management, or short-term cash management; provided, however, that the Partnership shall not incur any indebtedness for borrowed money to the extent that such incurrence is prohibited by the Financing Documents (as such term is defined in the Common Agreement);

         (d) entering into or terminating any Material Contract, materially amending any Material Contract, or amending any agreement that is not a Material Contract when such amendment would have the effect of causing such agreement to become a Material Contract; EXCEPT when such Material Contract, terminations thereof, amendments thereto, or other above described amendments are required with respect to Prudent Operating Costs;

         (e) selling, exchanging, leasing, abandoning, mortgaging, pledging or otherwise disposing of or transferring assets (a "transfer") in each case having a fair market value of more than five hundred thousand dollars ($500,000); EXCEPT for (i) any transfer which relates to property covered by liens and encumbrances granted pursuant to a deed of trust

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                                                           PARTNERSHIP AGREEMENT
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         or other security documents executed in connection with the Common
         Agreement, (ii) any transfer which relates to the sale of parts and equipment inventory in the ordinary course of business, (iii) the sale or other disposition of assets which are replaced by assets of an equivalent or greater value or which have become obsolete and are of no further value to the operation of the Project, or (iv) any transfer which relates to Prudent Operating Costs;

         (f) bringing, defending or otherwise engaging in any actions at law or in equity, or under alternative forms of dispute resolution including without limitation arbitration and mediation, on behalf of the Partnership by or against third parties (each of the foregoing, a "Legal Proceeding"), or consenting to or entering into a judgment or settlement of any Legal Proceeding, when any Legal Proceeding involves the expense, expenditure, loaning or borrowing by the Partnership of more than five hundred thousand dollars ($500,000), EXCEPT when such expense, expenditure, loaning or borrowing of funds is made pursuant to any applicable Partnership Budget approved by the ERC;

         (g) engaging in any transaction, or entering into any agreement, with any Partner (or Affiliate thereof) for goods or services in connection with the conduct of the Partnership's business; EXCEPT when (i) such transaction or agreement is effectuated on terms and conditions that are no less favorable to the Partnership than would be available in a bona fide arm's-length transaction or agreement with a Person that is not an Affiliate, or (ii) such transaction or agreement is otherwise for goods or services provided by a Partner pursuant to provisions set forth in this Agreement;

         (h) establishing or materially amending material Partnership tax policies and determining material Partnership tax elections EXCEPT pursuant to the Code;

         (i) establishing or materially amending material Partnership accounting policies EXCEPT in accordance with GAAP;

         (j) replacing the Certified Public Accountants;

         (k) disclosing to any third party any Confidential Information obtained directly or indirectly from the Partnership, any other Partner, or any Affiliate thereof EXCEPT in compliance with the requirements of Section 14.13;

         (l) appointing a substitute Managing Partner as provided in Section 7.1(b);

         (m) approving the relief of any obligations under this Agreement of a transferor Partner in the event of a Permitted Transfer which is effectuated under a security interest as provided in Section 10.4; or

         (n) approving the extension of a Cure Period as provided in Section 12.1(a).

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                                                           PARTNERSHIP AGREEMENT
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7.4      ACTIONS REQUIRING NINETY PERCENT (90%) APPROVAL OR CONSENT OF THE ERC.
         Subject to Section 7.2(d) and except as otherwise provided herein, the approval or consent of ninety percent (90%) of the Weighted Voting Interests of the General Partners represented on the ERC shall be necessary before any of the following actions may be taken by or on behalf of the Partnership:

         (a) causing the Partnership to merge or consolidate with or into any other Person;

         (b) taking any action which would cause the Partnership NOT to be recognized as a partnership for federal income tax purposes, EXCEPT when such action is required by law; or

         (c) taking any action which would cause the Partnership NOT to be recognized as an Exempt Wholesale Generator (EWG), or cause the Partnership or any Partner to become a holding company under PUHCA, EXCEPT when such action is required by law.

7.5 ACTIONS REQUIRING UNANIMOUS APPROVAL OR CONSENT OF THE GENERAL PARTNERS. Subject to Section 7.2(d) and except as otherwise provided herein, the unanimous approval or consent of the General Partners shall be necessary before any of the following actions may be taken by or on behalf of the Partnership:

         (a) electing to dissolve or wind-up the Partnership or to take any action that would have such result;

         (b) commencing a voluntary proceeding in bankruptcy in the name of the Partnership, or seeking the protection of any federal or state bankruptcy or insolvency law or debtor relief statute;

         (c) changing the nature of the Partnership's business; or

         (d) removing the Managing Partner for "cause" as provided in Section 7.1(b).

7.6 ACTIONS REQUIRING UNANIMOUS APPROVAL OR CONSENT OF THE PARTNERS. Subject to Section 7.2(d) and except as otherwise provided herein, the unanimous approval or consent of the Partners shall be necessary before any of the following actions can be taken by or on behalf of the
         Partnership:

         (a) admitting Additional Partners, except in the event the Additional Partner is admitted pursuant to Article 10 or pursuant to Section 12.4(c); or

         (b) making any amendment to this Agreement; provided, however, that if such amendment would not adversely modify the rights or obligations of any Partner, then only the unanimous approval or consent of the General Partners shall be required.

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                                                           PARTNERSHIP AGREEMENT
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                                    ARTICLE 8

                             SERVICES FROM PARTNERS
                         OTHER THAN THE MANAGING PARTNER


8.1 SERVICES REQUESTED FROM PARTNERS OTHER THAN THE MANAGING PARTNER. If the Managing Partner requests another Partner, or an Affiliate thereof, to perform services for the Partnership not otherwise specifically provided for in this Agreement, such Partner shall be reimbursed in accordance with the Standard Billing Practices.

8.2 BILLING STATEMENT DEADLINE. Partners, or their Affiliates, which perform services for the Partnership pursuant to Section 8.1, shall, on or before the fifteenth (15th) day of each calendar month, render a statement to the Managing Partner itemizing the costs and expenses incurred during the previous calendar month for which reimbursement is sought.

8.3      PAYMENT DEADLINE. The amount invoiced on the statement pursuant to
         Section 8.2 shall be paid on or before twenty-five (25) days following the calendar month in which such services were rendered and the costs and expenses were incurred or fifteen (15) days after receipt of the statement, whichever is later.

8.4 FAILURE TO MAKE PAYMENT. Should there be a failure to make a timely payment of any amount to be reimbursed to a Partner or Affiliate thereof pursuant to this Article 8, interest shall accrue on any overdue amount until such principal amount and interest thereon are paid at a per annum rate equal to the lesser of: (i) the posted prime lending rate of The Chase Manhattan Bank, plus two hundred (200) basis points, or (ii) the maximum rate allowed by law.

8.5 EXAMINATION OF BOOKS AND RECORDS. Each Partner shall, at its own expense, have the right at all times during normal business hours to examine the books and records of a Partner to the extent necessary to verify the accuracy of any statement, charge, computation or demand made by such Partner under or pursuant to this Article 8. Such right may be exercised through any agent or employee of such Partner or by an independent public accountant, attorney or other consultant so designated by such Partner subject to the confidentiality provisions set forth in Section 14.13.

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                                                           PARTNERSHIP AGREEMENT
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                                    ARTICLE 9

                             ACCOUNTING AND TAXATION


9.1 LOCATION OF RECORDS. The books of account for the Partnership shall be kept and maintained at the principal office of the Partnership or at such other place as the Managing Partner shall determine.

9.2 BOOKS OF ACCOUNT. The books of account and financial statements for the Partnership shall be:

         (a) maintained and prepared on an accrual basis in accordance with GAAP; and

         (b) audited by the Certified Public Accountants at the end of each Fiscal Year.

9.3 ANNUAL FINANCIAL STATEMENTS AND TAX INFORMATION. As soon as practicable following the end of each Fiscal Year of the Partnership, the Managing Partner shall cause to be prepared and delivered to the Partners:

         (a) an income statement and a statement of changes in financial position for such Fiscal Year, a balance sheet and a statement of each Partner's capital account as of the end of such Fiscal Year, together with a report thereon of the Certified Public Accountants;

         (b) federal, state and local income tax returns and such other accounting, tax information and schedules, including but not limited to the Schedule K-1 for each Partner, as shall be necessary for the preparation by each Partner of its income tax return for such Fiscal Year, on or before the thirty-first (31st) day of the third (3rd) calendar month after the end of each Fiscal Year; and

         (c) an estimate of Partnership taxable income or loss, as shall be necessary for each Partner to make its estimated income tax payment(s), if any, due for such Fiscal Year, on or before January 15 of each calendar year.

9.4 INTERIM FINANCIAL STATEMENTS. As soon as practicable after the end of each calendar quarter, the Managing Partner shall cause to be prepared and delivered to each Partner, with an appropriate certificate of the Person authorized to prepare the same:

         (a) an income statement and a statement of changes in financial position for such quarter (including sufficient information to permit the Partners to calculate their tax accruals), for the portion of the Fiscal Year then ended;

         (b) a balance sheet and a statement of each Partner's capital account as of the end of such quarter; and

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 28


         (c) a statement comparing the actual financial results of the Partnership for such quarter and the portion of the Fiscal Year then ended, with the budgeted or forecasted pro forma projections for such respective periods.

9.5 TAXATION. The parties intend that the Partnership shall be treated as a partnership for federal and state (and local, if applicable) tax purposes. The Partnership's federal and state (and local if applicable) income tax returns shall be prepared by the Certified Public Accountants subject to review by the Managing Partner. All of the material Partnership elections for federal and state (and local if applicable) income tax purposes shall be determined by the ERC, except those specifically reserved by the Code to be made by the individual Partners.

9.6 GOVERNMENTAL REPORTS. The Managing Partner shall prepare and file, or cause to be prepared and filed, all reports prescribed by any commission or governmental agency having jurisdiction of the Project.

9.7 INSPECTION OF FACILITIES AND RECORDS. Each Partner shall, at its own expense, have the right at all times during normal business hours to inspect the Project facilities and to audit or examine the books and records of the Partnership. Such right may be exercised through any agent or employee of such Partner or by an independent public accountant, attorney or other consultant so designated by such Partner subject to the confidentiality provisions set forth in Section 14.13.

9.8 DEPOSIT AND WITHDRAWAL OF FUNDS. Subject to the Common Agreement, funds of the Partnership shall be deposited in such recognized and reputable banks, depositories, or other financial institutions, in the account of the Partnership, as shall be designated from time to time by the Managing Partner. All withdrawals from any such depository shall be made subject to the provisions of this Agreement and shall be made only by check, wire transfer, debit memorandum or other written instruction.

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 29


                                   ARTICLE 10

                       TRANSFERS OF PARTNERSHIP INTERESTS


10.1 PERMITTED TRANSFERS. A Partner shall be permitted to transfer, assign, or pledge ("Transfer") all or any part of its Partnership Interest to another Person provided that such Transfer is first in compliance with all of the following conditions (a "Permitted Transfer"); provided, however, notwithstanding anything herein to the contrary, no provision of this Agreement, other than Section 10.1(c)(i), shall prohibit any Transfers pursuant to the terms of the Pledge Agreements:

         (a) the Transfer will NOT adversely affect the financial and operating integrity of the Partnership;

         (b) the Transfer will NOT result in a termination of the Partnership under Section 708 of the Code;

         (c) the Transfer will NOT (i) cause revocation or loss of the Partnership's EWG status, or cause the Partnership, any Partner, Parent, or Affiliate thereof to become a holding company under PUHCA or
         (ii) be in conflict with any other law or regulation which would otherwise adversely affect the financial and operating integrity of the Partnership;

         (d) the transferor Partner has provided written notice, ten (10) days prior to effectuating any Transfer, to the Partnership and the other Partners of its intent to Transfer all or any part of its Partnership Interest to a specified transferee;

         (e) the transferee assumes by operation of law or express agreement with the Partnership, in form and substance reasonably satisfactory to the Partnership, all of the obligations of the transferor Partner under this Agreement to the extent the transferor Partner is transferring all or any part of its obligations under this Agreement;

         (f) in the event the transferee is to be admitted to the Partnership as an Additional Partner, such transferee is admitted in compliance with
         Article 11;

         (g) the transferor Partner is NOT a Defaulting Partner at the time of the Transfer;

         (h) the Transfer is NOT prohibited by and will not cause a default under the terms of any material Project Contract of the Partnership, including but not limited to the Common Agreement, and if required the proposed Transfer has been approved and consented to by any third party from which approval or consent is required under a material Project Contract of the Partnership; and

         (i) such Transfer is in compliance with all applicable requirements of law, including

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 30


         but not limited to any applicable securities laws.

10.2 WITHDRAWAL OF TRANSFEROR PARTNER. In the event of a Permitted Transfer where the transferor Partner Transfers all of its Partnership Interest, the transferor Partner shall become a Withdrawn Partner effective on the date such Permitted Transfer is effectuated.

10.3 EFFECT OF PROHIBITED TRANSFERS. Any proposed Transfer of a Partnership Interest by a Partner which is prohibited by this Article 10 shall not be permitted, and in the event a Transfer is erroneously effectuated and later found not to conform with the requirements of this Article 10, such Transfer shall be void and shall not be recognized by the Partnership, and the Partner which attempted to effectuate such prohibited Transfer shall remain liable for all of its obligations under this Agreement. Nothing in this Agreement shall be deemed to limit any rights or remedies that the Partnership or any other Partner may have against a transferor Partner in the event of a prohibited Transfer.

10.4 TRANSFERS UNDER A SECURITY INTEREST. In the event of a Permitted Transfer where a transferee becomes a substituted Additional Partner by operation of a Transfer made in foreclosure or other enforcement of a security interest pledged by a Partner, such Permitted Transfer and such transferee shall be subject to all of the terms and provisions of this Agreement, and the transferor Partner shall not be relieved of any of its obligations under this Agreement without the prior approval or consent of the ERC, excluding the vote of the Representative or Alternate Representative of the transferor Partner and of any Partner which is an Affiliate of the transferor Partner.

10.5 TAX ELECTION. In the event that a Partnership Interest is transferred or assigned as permitted by this Article 10, the Partnership shall, at the request of the transferee, make an election pursuant to Section 754 of the Code.

10.6 PLEDGE OF PARTNERSHIP INTERESTS. If the Partnership Interests are pledged, or otherwise assigned as a security interest, the transferee shall become a partner of the Partnership only in the manner and event and to the extent expressly provided in the agreement effecting such pledge or assignment or by operation of law.
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                                                           PARTNERSHIP AGREEMENT
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                                   ARTICLE 11

                        ADMISSION OF ADDITIONAL PARTNERS


11.1 PERMITTED ADMISSIONS. Persons which are to be admitted to the Partnership pursuant to Section 7.6(a), Article 10 or Section 12.4(c) may be admitted as Additional Partners of the Partnership if such admission is first in compliance with all of the following conditions:

         (a) such admission will NOT adversely affect the financial and operating integrity of the Partnership;

         (b) such admission would NOT result in a termination of the Partnership under Section 708 of the Code;

         (c) such admission would NOT cause revocation or loss of the Partnership's EWG status, or cause the Partnership, any Partner, Parent, or Affiliate thereof to become a holding company under PUHCA or be in conflict with any other law or regulation which would otherwise adversely affect the financial and operating integrity of the Partnership;

         (d) such Person which is to be admitted as an Additional Partner has executed a counterpart of this Agreement, and assumes by operation of law or express agreement with the Partnership, in form and substance reasonably satisfactory to the Partnership, all of its share of applicable obligations under this Agreement;

         (e) such admission is NOT prohibited by and will not cause a default under the terms of any material Project Contract of the Partnership, including but not limited to the Common Agreement, and if required the proposed admission has been approved and consented to by any third party from which approval or consent is required under a material Project Contract of the Partnership; and

         (f) such admission is in compliance with all applicable requirements of law, including but not limited to any applicable securities laws.

11.2 EFFECT OF PROHIBITED ADMISSION. Any proposed admission of an Additional Partner which is prohibited by this Article 11 shall not be permitted, and in the event an admission of an Additional Partner is erroneously effectuated and later found not to conform with the requirements of this Article 11, such admission shall be void and shall not be recognized by the Partnership. Nothing in this Agreement shall be deemed to limit any rights or remedies that the Partnership or any other Partner may have in the event of a prohibited admission of an Additional Partner.

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 32


                                   ARTICLE 12

                        DEFAULT AND WITHDRAWAL PROVISIONS


12.1     DEFAULT PROVISIONS; WITHDRAWAL OF DEFAULTING PARTNER.

         (a) In the event any Partner defaults in any of its monetary obligations provided for in this Agreement (a "Defaulting Partner"), the Partnership shall have the right to provide the Defaulting Partner written notice of such default (a "Default Notice") and the Partnership and each non-defaulting Partner shall be provided a copy of such Default Notice. Each Default Notice shall set forth with specificity the nature and the amount of the monetary obligation the Defaulting Partner has failed to perform. If the Defaulting Partner does not cure such monetary default, all Affiliate(s) of a Defaulting Partner which are also Partner(s) in the Partnership (a "Default Affiliate") shall be jointly and severally obligated with the Defaulting Partner to perform the monetary obligations which the Defaulting Partner has not performed. If such monetary default shall continue uncured by the Defaulting Partner and/or any Default Affiliate(s) thereof for a period of ten (10) days after the date the Default Notice is given or for such extended cure period as may be approved by vote of the ERC (the "Cure Period"), excluding the vote of the Defaulting Partner and any Default Affiliate(s) thereof, then (i) the Defaulting Partner and all Default Affiliate(s) thereof shall be deemed to have withdrawn from the Partnership effective as of the day the Default Notice was given, (ii) such Defaulting Partner and all Default Affiliate(s) thereof shall thereafter be Withdrawn Partner(s) in accordance with the applicable provisions of this Agreement, and (iii) each non-defaulting Partner shall be provided notice from the Partnership (a "Withdrawal Notice") that such Defaulting Partner and all Default Affiliate(s) thereof have become a Withdrawn Partner(s).

         (b) After the receipt of a Default Notice and prior to the curing of any such monetary default or the withdrawal of the Defaulting Partner and all Default Affiliate(s) thereof as provided in Section 12.1(a), the Defaulting Partner and all Default Affiliate(s) thereof shall continue to be Partner(s) until the expiration of the Cure Period and shall continue to be obligated to contribute all funds and perform all obligations required of the Defaulting Partner and any Default Affiliate(s) thereof under this Agreement.

         (c) If, within the Cure Period following a monetary default, the Defaulting Partner or any Default Affiliate thereof cures such default, it shall be deemed as if the default had not occurred and the Defaulting Partner and any Default Affiliate(s) thereof shall lose no rights under this Agreement. A Defaulting Partner or Default Affiliate thereof shall be deemed to have cured all defaults under this Section
         12.1 when it has made all payments and provided all guarantees then due or overdue within the Cure Period.

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                                                           PARTNERSHIP AGREEMENT
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         (d) A Withdrawn Partner's withdrawal from the Partnership pursuant to this Section 12.1 is not an exclusive remedy and shall not affect any rights and remedies against the Defaulting Partner and any Default Affiliate(s) thereof which the Partnership and/or the remaining
         Partners may have at law and in equity (including, but not limited to, the right to seek specific performance of those obligations that continue uncured by such Withdrawn Partner) as a result of such Withdrawn Partner's default of its monetary obligations under this Agreement. Further, it is expressly agreed that if a Partner becomes a Withdrawn Partner pursuant to this Section 12.1, it shall remain liable for all of its obligations under this Agreement.

         (e) In the event any Partner defaults in any of its non-monetary obligations provided for in this Agreement, the Partnership and any other Partner that is not also in default pursuant to this Agreement shall have the right to pursue any rights and remedies against the Defaulting Partner and any Default Affiliate(s) thereof which they may have at law and in equity (including, but not limited to, the right to seek specific performance) as a result of such Partner's default of its non-monetary obligations under this Agreement.

12.2 CURE PERIOD DISTRIBUTIONS. In the event a Partner is in monetary default pursuant to Section 12.1 and reimbursements, payments or distributions are made pursuant to this Agreement, including but not limited to Sections 5.1, 5.2, 5.3, 5.4 or 6.2, during any Cure Period, the amount of such reimbursements, payments or distributions that would otherwise be payable to the Defaulting Partner and any Default Affiliate(s) thereof shall be reflected in the respective capital accounts of the Defaulting Partner and any Default Affiliate(s) thereof, but shall not be distributed to the Defaulting Partner and any Default Affiliate(s) thereof unless and until such default is cured by the Defaulting Partner or any Default Affiliate(s) thereof before the end of the Cure Period. If the monetary default is not cured before the end of the Cure Period, the reimbursements, payments or distributions previously reflected in the respective capital accounts of the Defaulting Partner and any Default Affiliate(s) thereof and attributable to the period after the effective date of withdrawal of the Defaulting Partner and any Default Affiliate(s) thereof shall be removed from such Withdrawn Partners' capital accounts and the amount so removed shall lapse as a reimbursement, payment or distribution obligation, and shall NOT be an amount owed to such Withdrawn
         Partners by the Partnership, and shall be reallocated to and distributed to the remaining Partners in proportion to their respective Equity Ownership Percentages, after the reallocation of Partnership Percentages as provided in Section 12.4.

12.3 AUTOMATIC WITHDRAWAL. In addition to those instances where withdrawal is deemed to occur under this Agreement, upon the happening of any of the following events with respect to a Partner, such Partner and all Affiliate(s) thereof which are also Partners, shall automatically become a Withdrawn Partner or Withdrawn Partners, as the case may be, and promptly following receipt of notice of the happening of any such event the Partnership shall provide notice of such withdrawal (a "Withdrawal Notice") to all other Partners:

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                                                           PARTNERSHIP AGREEMENT
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         (a) the entry by a court of competent jurisdiction of a decree or order for relief, unstayed on appeal or otherwise and in effect for ninety
         (90) days, in respect of such Partner, in an involuntary case under the federal bankruptcy laws, or any such order adjudicating such Partner as bankrupt or insolvent under any other applicable bankruptcy, insolvency or liquidation law;

         (b) the entry by a court of competent jurisdiction of a decree or order appointing a receiver, custodian, assignee, trustee, liquidator, sequestrator or other similar official of such Partner or of any substantial part of the property of such Partner, or ordering the winding down or liquidation of its affairs, and the continuance of any such decree or order unstayed on appeal or otherwise and in effect for ninety (90) days, or the commencement by such Partner of a voluntary case under the federal bankruptcy laws, or under any other bankruptcy or insolvency law, seeking reorganization, liquidation, arrangement, adjustment or composition of such Partner under the bankruptcy laws or any similar statute;

         (c) the consenting by such Partner to the appointment of, or taking possession by, a receiver, assignee, custodian, trustee, liquidator, sequestrator, or other similar official of it, or of any substantial part of its property, or the taking of corporate or partnership action by such Partner in furtherance of any such action;

         (d) the filing of a certification of dissolution of the Partner under the laws of the jurisdiction of its incorporation or formation which cannot be cured or the entering of a final non-appealable order dissolving that Partner by any court of competent jurisdiction; or

         (e) any event which shall make it unlawful for that Partner to be a Partner in the Partnership.

12.4     GENERAL WITHDRAWAL PROVISIONS.

         (a) Upon a Partner becoming a Withdrawn Partner pursuant to this Agreement, unless otherwise provided in this Agreement and without jeopardizing the Partnership's or any Partner's rights under Sections 12.1(d) or 12.1(e), each remaining Partner shall have seven (7) days after being provided a Withdrawal Notice by the Partnership (the "Election Period") to provide the Partnership with a written notice of its commitment and guarantee (a "Replacement Guarantee") that it will succeed to, perform and fulfill a pro rata portion of the Withdrawn Partner's obligations under this Agreement, including but not limited to any obligation to advance Development Funds, provide Equity Guarantees, contribute Construction Equity Contributions, provide Project Guarantees, and contribute Additional Capital (collectively, the "Withdrawn Partner Obligations") and succeed to a pro rata share of such Withdrawn Partner's Partnership Interest (the "Withdrawal Interest"). The term "pro rata" as used in this Section 12.4 is in the proportion which the remaining

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                                                           PARTNERSHIP AGREEMENT
                                                                         Page 35


         Partner's Partnership Percentage represents of the remaining Partners' Partnership Percentages in effect at the time, or some other basis as otherwise agreed to by all of such remaining Partners which elect to provide a Replacement Guarantee.

         (b) After the expiration of the Election Period, the Partnership shall provide written notice to the remaining Partners indicating the amount of Replacement Guarantees, if any, it has received (the "Election Results Notice"). If a Partner fails to provide a Replacement Guarantee on a timely basis as provided in this Section 12.4, it shall be deemed to have elected NOT to provide such Replacement Guarantee. If any Partner has elected not to provide a Replacement Guarantee (a "Non-Electing Partner") for its pro rata share within the Election Period, each Partner which did elect within the Election Period to provide a Replacement Guarantee (an "Electing Partner") shall have two
         (2) Business Days following provision of the Election Results Notice to provide the Partnership with an additional Replacement Guarantee for its pro rata share (based on the Partnership Percentages of the Electing Partners) of the Replacement Guarantee not provided by such Non-Electing Partner. Additional two (2) Business Day election rounds shall be held among the Electing Partners from the previous election round(s) until the Electing Partners have elected to provide Replacement Guarantees for one hundred percent (100%) of the Withdrawn Partner Obligations or until there are no further Electing Partners eligible to elect to provide such Replacement Guarantees.

         (c) After the last election round, to the extent the remaining Partners have NOT elected to provide Replacement Guarantees for one hundred percent (100%) of the Withdrawn Partner Obligations, it shall be deemed that all of the remaining Partners have elected to be Non-Electing Partners, and the Managing Partner may elect to admit Additional Partner(s), subject to Article 11, who provide Replacement Guarantee(s) for 100% of the Withdrawn Partner Obligations and succeed to the Withdrawal Interest. In the event the Managing Partner elects not to admit or is unsuccessful in its efforts to admit Additional Partner(s) pursuant to this Section 12.4(c), TENASKA GP or its designee shall have the right, but not the obligation, to provide such Replacement Guarantee and succeed to the Withdrawal Interest.

         (d) A Partner which has become a Withdrawn Partner pursuant to any provision of this Agreement shall not be entitled to payment or distribution of any positive balance in its capital account, nor shall such Withdrawn Partner be entitled to reimbursement of any Equity Contributions or Development Funds contributed and/or advanced prior to the date of its withdrawal.

         (e) If a Partner has become a Withdrawn Partner pursuant to any provision of this Agreement, any Equity Guarantees and/or Project Guarantees which it provided prior to the date of its withdrawal shall be released to such Withdrawn Partner only after they have been replaced pursuant to Section 10.1(e) or this Section 12.4, or if not replaced pursuant to Section 10.1(e) or this Section 12.4, only after such time as such Equity Guarantees and/or Project Guarantees are no longer required by the Project, the

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 36


         Partnership, any Person which is a party to a Project Contract, or the Senior Parties in accordance with this Agreement.

         (f) Any Partner which has become a Withdrawn Partner pursuant to any provision of this Agreement shall have only those rights specifically set forth in this Agreement and such Partner's status and rights as a Partner shall automatically terminate as of the date of withdrawal.

         (g) Except pursuant to Section 13.2, withdrawal by one or more Partners as described in this Article 12 shall not effect a dissolution of the Partnership.

         (h) The Partnership may set off any amounts owed to a Partner which has become withdrawn or is deemed to have withdrawn from the Partnership against amounts owed to the Partnership by such Withdrawn Partner.

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 37


                                   ARTICLE 13

                         TERMINATION OF THE PARTNERSHIP


13.1 VOLUNTARY DISSOLUTION. Subject to the other terms and conditions of this Agreement, the Partnership shall not be subject to dissolution, except as provided in Sections 7.5(a) and 13.2, during the Primary Term. Just prior to the end of the Primary Term, the Managing Partner shall, if required, properly file documents with the State of Delaware, and each calendar year thereafter, to extend the existence of the Partnership from year to year; provided, however, that a Partner may elect to dissolve the Partnership and terminate this Agreement after expiration of the Primary Term by giving the other Partners written notice of such election not less than four (4) months prior to the date such dissolution is to take effect.

13.2 AUTOMATIC DISSOLUTION. The Partnership shall be automatically, and without notice, dissolved upon the happening of any of the following events (no event other than those hereinafter listed shall cause or result in the automatic dissolution of the Partnership):

         (a) the transfer of all, or substantially all, of the Partnership's business and assets to any successor entity;

         (b) the sale or abandonment of all, or substantially all, of the Partnership's business and assets;

         (c) any event which shall make it unlawful or impossible for the business of the Partnership to be carried on, or for the Partners to carry it on in the form of a Partnership; provided, however, that dissolution will not occur until expiration of the cure period, if any, approved by the ERC, or that amount of time allowed by law for a cure, during which time the Partnership will take all reasonable action to seek a remedy and continue operations;

         (d) the bankruptcy or insolvency of the sole remaining General Partner; provided, however, that dissolution will not occur if, within ninety
         (90) calendar days after such bankruptcy or insolvency of the sole remaining General Partner, all remaining Limited Partners agree in writing to continue the business of the Partnership and to admit one or more General Partners.

13.3 AVOIDANCE OF DISSOLUTION. In the event that all Partners but one withdraw from the Partnership, the remaining Partner may act to admit an Additional Partner as a General Partner or Limited Partner, as the case may be, prior to the date of withdrawal of the penultimate Partner so as to avoid dissolution of the Partnership. In the event that all Limited Partners withdraw from the Partnership, the remaining General Partner(s) may act to admit an Additional Partner that is a Limited Partner, or convert a portion of their

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 38


         Partner Interest(s) to that of a Limited Partner, prior to the date of withdrawal of the last Limited Partner, so as to avoid dissolution as a limited partnership.

13.4 WINDING DOWN AND LIQUIDATION. Prior to the Partnership being dissolved pursuant to the provisions of Sections 13.l or 13.2, the Managing Partner shall be bound by the terms and conditions of this Agreement for the purpose of winding down the business of the Partnership and liquidating its assets in an orderly manner; provided, however, the Partnership shall engage in no new business during the period of such winding down. Any distribution of assets upon such winding down and liquidation shall be in accordance with Section 6.2. No dissolution of the Partnership shall relieve a Partner from any obligation accruing or accrued to the date of such dissolution.

13.5 CONTINUANCE OF PARTNERSHIP. Except as provided in Sections 13.l and 13.2, it is understood and agreed by each of the Partners that the relationship of Partnership among them is intended to continue without interruption until such relationship is either specifically dissolved by the approval of the General Partners pursuant to Section 7.5(a), or by the occurrence of any event specified in Sections 13.1 or 13.2 as an event of dissolution, and each Partner waives and releases, to the extent permitted by law, its right to dissolve or obtain dissolution of the Partnership in any other manner or for any other reason. If, notwithstanding the foregoing, the Partnership may at any time be deemed by operation of law, notwithstanding Sections 13.1 or 13.2, to be dissolved (for example, upon the bankruptcy or withdrawal of a Partner), each of the Partners hereby covenants and agrees with the other Partners as follows:

         (a) the business and affairs of the Partnership shall continue without interruption and be carried out by a new partnership (the "Successor Partnership");

         (b) the partners of the Successor Partnership shall be the Persons who were Partners hereunder at the time of such dissolution;

         (c) the Successor Partnership and the partners thereof shall be governed by the terms of this Agreement as if the Successor Partnership were the Partnership;

         (d) each of the Partners covenants and agrees to execute such further agreements, including (without limitation) notes, novations and accommodations, as may be necessary to continue the business of the Partnership and to protect and perfect any lien or security interest granted by the Partnership; and

         (e) as used in this Section 13.5, the term "Partnership", at any point in time, shall mean the Partnership originally formed pursuant to this Agreement or the Successor Partnership which at such time is continuing the business and affairs of the Partnership originally so formed.

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 39


                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS


14.1 EFFECT OF AGREEMENT. This Agreement may be amended, restated or supplemented only as provided in Section 7.6(b).

14.2     NOTICES.

         (a) All notices, consents, approvals, designations, directions, requests or other communications (collectively, "Notices") given pursuant to this Agreement shall be given in writing and delivered by registered or certified mail or sent by facsimile. Each Notice delivered by registered or certified mail, return receipt requested, shall be deemed given and received on the date of delivery as shown on the return receipt; or if delivery is attempted at the applicable address set forth in Section 14.2(b), or other address if changed pursuant to Section 14.2(b), and the Notice is returned, Notice shall be deemed given and received on the date the delivery was attempted. Each Notice delivered by facsimile shall be deemed given and received on the date that such transmission has been successfully completed as shown on the facsimile confirmation records maintained by the sending party.

         (b) Unless otherwise notified by the Partnership or by a Partner, Notices shall be provided at the following addresses:

                  IF TO THE PARTNERSHIP:

                  Tenaska Georgia Partners, L.P.
                  1044 North 115th Street, Suite 400
                  Omaha, NE  68154
                  Attention:  Mark T. Mowat
                  Tel. 402/691-9520
                  Fax: 402/691-9550

                  IF TO TENASKA GP:

                  Tenaska Georgia, Inc.
                  1044 North 115th Street, Suite 400
                  Omaha, NE  68154
                  Attention:  Mark T. Mowat
                  Tel. 402/691-9520
                  Fax: 402/691-9550

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 40


                  IF TO TENASKA LP:

                  Tenaska Georgia I, L.P.
                  1044 North 115th Street, Suite 400
                  Omaha, NE  68154
                  Attention:  Mark T. Mowat
                  Tel. 402/691-9520
                  Fax: 402/691-9550

         The Partnership and any Partner may change its address for the receipt of Notices at any time by giving written notice thereof to the Partnership and the Partners.

         (c) Any Partner may waive any notice to which such Partner is entitled pursuant to this Agreement by executing a written waiver of such notice, unless otherwise waived pursuant to the terms of this Agreement.

14.3 FURTHER ASSURANCES. Each of the Partners agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate this Partnership and carry on the Partnership business in accordance with this Agreement.

14.4     APPLICABLE LAW AND JURISDICTION.

         (a) The Partners hereby irrevocably designate, appoint and empower the Managing Partner as agent to receive for and on behalf of the Partnership, service of process. The Partners further agree that such service of process may be made on the Managing Partner by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding, or by other method of service provided for under the applicable laws of the State of Delaware, and the Managing Partner is hereby authorized to accept such service for and on behalf of the Partnership, and to admit service with respect thereto.

         (b) Upon service of process being made on the Managing Partner, a copy of the summons and complaint or other legal process shall be sent by the Managing Partner to the other Partners. Service upon the Managing Partner shall be deemed to be personal service on the Partnership and shall be legal and binding upon the Partnership for all purposes, notwithstanding any failure of the Managing Partner to send copies of such legal process or any failure on the part of the other Partners to receive the same.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. With respect to any claim of any Person arising out of this Agreement, (a) each Partner irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware (unless such federal courts lack subject matter jurisdiction, in which case each Partner irrevocably submits to the exclusive

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 41


         jurisdiction of the state courts located in the State of Delaware), and
         (b) each Partner irrevocably waives any objection which it may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such courts and irrevocably waives any claim that such suit, action or proceeding is brought in an inconvenient forum, and further irrevocably waives the right to object, with respect to such claim, suit or proceeding brought in any such court, that such court does not have jurisdiction over such Partner.

         (d) All Partnership Interests shall be governed by and determined to be a security under Article 8 of the Uniform Commercial Code as adopted in the State of Delaware and in the State of New York.

14.5 COUNTERPARTS. This Agreement may be executed in counterparts (including counterparts provided for the execution by an Additional Partner), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.7 WAIVER. No waiver by any Person of any default by any Partner or Partners in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release of, said Partner or Partners from performance of any other provision, condition or requirement herein; nor shall such waiver be deemed to be a waiver of, or in any manner a release of, said Partner or Partners from future performance of the same provision, condition or requirement. Any delay or omission of any Partner to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. No waiver of a right created by this Agreement by one or more Partners shall constitute a waiver of such right by the other Partners except as may otherwise be required by law with respect to Persons not parties hereto. The failure of one or more Partners to perform its or their obligations hereunder shall not release the other Partners from the performance of such obligations.

14.8 PARTITION. Each of the Partners expressly and irrevocably waives and releases any right it may have to partition Partnership assets during the existence of the Partnership and any period of liquidation and winding down of the Partnership.

14.9 LAWS AND REGULATORY BODIES. This Agreement and the obligations of the Partners hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction.

14.10 WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES. NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT.

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 42


14.11 PARTNERSHIP OPPORTUNITY. Nothing in this Agreement shall prohibit any Partner, Affiliate thereof, or any of such Partners' or Affiliates' officers, directors, shareholders, or employees from becoming a party to any agreement or from participating in any business transaction, whether present or future, which is not directly in competition with the business purpose of the Partnership; provided, however, nothing in this Section 14.11 shall relieve any Partner from its express and implied duties to the Partnership; provided further, however, that no Partner, Representative, or Alternate Representative may enter into any agreement with any Person that would impair such Partner's ability to carry out its obligations as provided in this Agreement. No Partner, Affiliate thereof, or any of such Partners' or Affiliates' officers, directors, shareholders, or employees shall under any circumstances be obligated or bound to offer or present to the Partnership any business opportunity offered to such Partner, Affiliate, officers, directors, shareholders, or employees as a prerequisite to the acquisition of or investment in such business opportunity by any of them.

14.12 ARTICLE AND SECTION NUMBERS. Unless otherwise indicated, references to article and section numbers are to articles and sections of this Agreement.

14.13    CONFIDENTIALITY PROVISIONS.

         (a) Each Partner, and Affiliates thereof, shall treat as confidential, and not disclose to any third party (excluding Agents, as defined in Section 14.13(b)) not authorized by the ERC to receive such Confidential Information, any Confidential Information obtained directly or indirectly from the Partnership, any other Partner, or any Affiliate thereof.

         (b) Each Partner, and Affiliates thereof, shall limit disclosure of Confidential Information obtained directly or indirectly from the Partnership, any other Partner, or any Affiliate thereof, to only those employees, officers, agents, advisors, consultants, representatives and Affiliates (each an "Agent" and collectively the "Agents") of the disclosing Partner, or Affiliates thereof, who need to know such Confidential Information in connection with the Partner's investment in the Project and/or for the purposes of the Partnership's business. Each Partner shall take such reasonable and prudent steps and precautionary measures as are required to ensure compliance with this Section 14.13 by those Agents to whom such Partner or an Affiliate thereof discloses Confidential Information obtained directly or indirectly from the Partnership, any other Partner, or any Affiliate thereof.

         (c) The Partners agree that no adequate remedy at law exists for a material breach or threatened material breach of any of the provisions of this Section 14.13, the continuation of which unremedied will cause the Partnership and the other Partners to suffer irreparable harm. Accordingly, the Partners agree that the injured Partnership and/or Partners shall be entitled, in addition to other remedies which may be available to them, to immediate injunctive relief from any material breach of any of the provisions of this

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 43


         Section 14.13 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.

          (d) "Confidential Information" shall consist of all information, in whatever form and whether oral or written, disclosed by the Partnership, any Partner, or any Affiliate thereof, (by or through their respective representatives) which relates to the Project (including information disclosed prior to the Effective Date), including but not limited to information of a technical, political, commercial, legal or financial nature together with all analyses, compilations, forecasts, studies, notes, summaries, tapes, recordings, documents, agreements (whether executed or in draft form), and other data developed by the Partnership, any Partner, or Affiliate thereof (by or through their respective representatives). Confidential Information shall NOT include:

         (i) information which was already in the possession of the receiving party, or Affiliate thereof, at the time it obtained such Confidential Information hereunder;

         (ii) information which the receiving party, or Affiliate thereof, was or is lawfully entitled outside of this Agreement, and not subject to an obligation of confidentiality or other legal, contractual or fiduciary obligation in favor of the disclosing Person;

         (iii)    information which was or is in the public domain;

         (iv) information which was, is or becomes generally available to the public other than as a result of a disclosure by the receiving party or Affiliate thereof;

         (v) information which was, is or becomes available to the receiving party, or Affiliate thereof, from a Person other than the Partnership, any Partner or Affiliate thereof, which Person did not acquire such information subject to the confidentiality requirements of this Section 14.13, and did not acquire such information subject to an obligation of confidentiality or other legal, contractual or fiduciary obligation in favor of the disclosing Person; and

         (f) If a receiving party, or Affiliate thereof, is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of another disclosing party, or Affiliate thereof, such receiving party agrees that it or its Affiliate shall provide the disclosing Person with prompt written notice of such request, including identifying information about the legal proceeding and the parties thereto, so that the disclosing party, or Affiliate thereof, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, the receiving party agrees that it or its Affiliate shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 44


         assurances that confidential treatment shall be accorded to the Confidential Information which is disclosed in such manner.

         (g) If a receiving party, or Affiliate thereof, must disclose Confidential Information of a disclosing party, or Affiliate thereof, in order to enforce the provisions of this Agreement, then the receiving party, or Affiliate thereof, shall be entitled to disclose only such portion of the Confidential Information which is necessary for such enforcement and shall exercise reasonable efforts to obtain reliable assurances that confidential treatment shall be accorded to the Confidential Information which is disclosed in such manner.

         (h) Upon any Partner becoming a Withdrawn Partner, such Withdrawn Partner shall be obligated to promptly return and will cause its Agents to deliver all written Confidential Information which it has received to the Partnership; and such Withdrawn Partner shall be obligated to promptly destroy and will cause its Agents to destroy any and all copies of such Confidential Information. Notwithstanding the return or destruction of such Confidential Information, the Withdrawn Partner and its Affiliates shall continue to be bound by the confidentiality requirements of this Section 14.13.

         (i) The obligations of the Parties pursuant to this Section 14.13 shall survive the termination of this Agreement for a period of five (5) years.

14.14 REFERENCE TO MONEY. All references in this Agreement to, and transactions hereunder in, money shall be to or in Dollars of the United States of America.

14.15 SEVERABILITY. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

14.16 AGENCY. Nothing contained in this Agreement will be construed to authorize any party to act as the general agent of any other party or of the Partnership, except in its relation to the business of the Partnership as permitted in this Agreement.

14.17 MATERIALITY. The term "material" as used in this Agreement, except when used in the context of the defined term Material Contract, shall mean any action, amount, change, or matter which will or may have a substantial adverse effect on the rights and/or obligations of the Partnership.

14.18 PRIOR AGREEMENTS. This Agreement and its attached Appendices which are incorporated

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 45


         herein by this reference, constitute the entire agreement of the Parties with respect to the subject matter hereof, amend and restate the Limited Partnership Agreement dated effective as of April 16, 1998, as previously amended, between the Parties, and cancel and supersede any prior agreements and understandings of the Parties with respect to such subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties with respect to such subject matter other than those set forth in this Agreement.

14.19 BINDING EFFECT. Except as otherwise expressly provided herein to the contrary, this Agreement shall be binding upon and shall benefit the Parties signatory hereto and their respective successors and assigns.

                                                           PARTNERSHIP AGREEMENT
                                                                         Page 46


         IN WITNESS WHEREOF, the Partners have caused this Agreement to be executed by their respective duly authorized officers on this 29th day of October, 1999.



TENASKA GEORGIA, INC.


By:     /S/
        --------------------------

Name:   Ronald N. Quinn

Title:  Vice President



TENASKA GEORGIA I, L.P.

By: Tenaska Georgia, Inc., its Managing General Partner


By:     /S/
        --------------------------

Name:   Jerry K. Crouse

Title:  Vice President

                         TENASKA GEORGIA PARTNERS, L.P.


                                   APPENDIX A

                             PARTNERSHIP PERCENTAGES


                           COLUMN A                  COLUMN B

                           EQUITY                     VOTING
                          OWNERSHIP                  INTEREST
                          PERCENTAGE                PERCENTAGE


TENASKA GP                  1.00%                     100.00%
TENASKA LP                 99.00%                       0.00%

                         TENASKA GEORGIA PARTNERS, L.P.


                                   APPENDIX B

               ACTIVITIES TO BE UNDERTAKEN BY THE MANAGING PARTNER
                           STANDARD BILLING PRACTICES


PROJECT DEVELOPMENT AND MANAGEMENT

The Managing Partner shall implement activities on behalf of the Partnership in connection with the following, subject to ERC approval as required under the Agreement, and by way of example but without limitation, in regard to the development and construction of the Project:

1.0   Project Economics and Pro Formas

2.0   Site Development
      2.1   Site Control
      2.2   Easements
      2.3   Geotechnical and Hydrology Reports
      2.4   Environmental Audit
      2.5   Tax Abatements

3.0   Permits
      3.1   Environmental Impact Report
      3.2   FERC
      3.3   PUC Order(s)
      3.4   Air Permit(s)
      3.5   Water Supply
      3.6   Waste Water Discharge
      3.7   TNRCC
      3.7   Zoning
      3.8   Other

4.0   Project Contracts
      4.1   Power Purchase Agreement
      4.2   Fuel Supply Agreement(s)
      4.3   Fuel Transportation Agreement(s)
      4.4   Interconnection Agreements
      4.5   EPC Contract
      4.6   O&M Contract
      4.7   Long-Term Service Agreement(s)
      4.8   Financing and Related Agreement(s)

5.0   Construction of Facility
      5.1   Specifications and Scope
      5.2   EPC Administration and Management
      5.2   Equipment Procurement
      5.3   Construction Insurance
      5.4   Oversight and Field Management
      5.5   Startup Activities/Testing

6.0   Financing Activities
      6.1   Construction Loan Agreement and Closing Documentation
      6.2   Long-Term Loan Agreement and Closing Documentation
      6.3   Equity Agreements and Closing Documents
      6.4   Legal Opinions

7.0   Risk Management
      7.1   Development/Proposal of Risk Management Policies
      7.2   Development/Proposal of Insurance Program
      7.3   Health & Safety Policies


PARTNERSHIP ADMINISTRATION

The Managing Partner shall implement activities on behalf of the Partnership in connection with the following, subject to ERC approval as required under the Agreement, and by way of example but without limitation, in regard to the day-to-day administrative and record keeping activities of the Partnership:

1.0   Project Administration
      1.1   Project Accounting
      1.2   Loan Administration
      1.3   Reports to Lenders
      1.4   Reports and Filings with Regulatory and/or Government Agencies
      1.5   Reports to ERC and Partners
      1.6   Contract Management

2.0   Partnership Administration
      2.1   Partnership Accounting
      2.2   ERC and Partner Meeting Minutes and Records
      2.3   Reports to the ERC and/or the Partners
      2.4   Tax Reporting and Compliance Activities
      2.5   Government Reporting and Compliance Activities

3.0   Public Relations
      3.1   Legislative Lobbying
      3.2   Press Release Drafting
      3.3   Community Relations and Promotions


STANDARD BILLING PRACTICES

Time charges, out-of-pocket costs, and third party expenditures incurred by the Managing Partner in carrying out the activities as provided in this Agreement shall be reimbursed as provided in the Agreement, subject to the Partnership Budget as approved by the ERC, in accordance with the Standard Billing Practices which shall be as follows:

(i) an hourly billing rate shall be charged for the time charges for all professional employees of a Partner and its Affiliates, equal to a rate of $162.20 per hour (1999) which shall be escalated on January 1 of each calendar year at a per annum rate of four percent (4%);

(ii) an amount equal to one hundred percent (100%) of all costs and expenditures incurred for travel, marketing, and services provided by non-internal third parties (i.e. for legal, financial, accounting, engineering services, etc.) shall be charged; and

(iii) an amount equal to one hundred fifty percent (150%) of all charges made by a Partner's internal independent contractor consultants that occupy its office space to provide services to such Partner shall be charged.


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                         TENASKA GEORGIA PARTNERS, L.P.


                                   APPENDIX C

                          REPRESENTATIVES AND ALTERNATE
                           REPRESENTATIVES TO THE ERC


Until the Partnership and each other General Partner is notified in writing of any change, the General Partners designate the following Persons as Representatives and Alternate Representatives to the ERC pursuant to Section 7.2(a):


TENASKA GP            Representative -            Howard L. Hawks
                      Alternate Representative -  Ronald N. Quinn
                      Alternate Representative -  Mark T. Mowat
                      Alternate Representative -  Darrell Bevelhymer